UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2019

ZENDESK, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36456	26-4411091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1019 Market Street San Francisco, California	94103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415.418.7506
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.    Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.02. Results of Operations and Financial Condition.

On April 30, 2019, Zendesk, Inc. (the “Company”) issued a press release announcing its results for the quarter ended March 31, 2019. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company also issued a letter to its shareholders announcing its financial results for the quarter ended March 31, 2019 (the “Shareholder Letter”).  The full text of the Shareholder Letter is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. The information in this Item 2.02 (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director
On April 24, 2019, the Company's Board of Directors (the "Board") appointed Michael Curtis to the Board as a Class III director, with a term expiring at the Company’s 2020 annual meeting of stockholders. Concurrent with his election as a director of the Company, Mr. Curtis was appointed to the Compensation Committee of the Board.
There are no arrangements or understandings between Mr. Curtis and any other persons pursuant to which he was selected to serve as a director. Additionally, there are no transactions involving the Company and Mr. Curtis that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.
Mr. Curtis will be entitled to receive compensation for his Board service in accordance with the Company’s standard compensation arrangements for non-employee directors pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Policy (the “Non-Employee Director Compensation Policy”), which is being filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. Additionally, as set forth in the Non-Employee Director Compensation Policy and in connection with Mr. Curtis’s appointment, the Company expects that the Board will grant Mr. Curtis restricted stock units having a fair market value equal to $200,000 (pro-rated for the amount of time remaining until the anniversary of the most recent annual meeting of stockholders), based on the average closing price of the Company’s common stock over the 30 trading days prior to the date of grant. The Company has also entered into its standard form of Indemnification Agreement with Mr. Curtis in connection with his appointment to the Board.

Resignation of Director
On April 25, 2019, Elizabeth Nelson notified the Board of her intent to resign as a Class III director, from her positions as a member and Chair of the Company's Audit Committee, and as Lead Independent Director, effective upon the conclusion of the Company’s 2019 Annual Meeting of Stockholders. Ms. Nelson's decision to resign is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
In connection with Ms. Nelson's resignation, on April 25, 2019, Carl Bass was appointed Lead Independent Director of the Board and Thomas Szkutak was appointed Chair of the Company's Audit Committee, each effective as of Ms. Nelson's resignation at the conclusion of the Company's 2019 Annual Meeting of Stockholders.
Item 7.01. Regulation FD Disclosure.

On April 30, 2019, Mikkel Svane, Chief Executive Officer of the Company, will make the graphic included with this Current Report on Form 8-K as Exhibit 99.3 available to the public. The graphic and the investor deck will also be available for viewing at the Company’s investor website, investor.zendesk.com, although the Company reserves the right to discontinue that availability at any time.
The information in this Item 7.01 (including Exhibit 99.3) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

On April 25, 2019, the Board approved an amendment and restatement of the Company’s Non-Employee Director Compensation Policy to increase the annual retainer for service as the Lead Independent Director. The foregoing discussion does not purport to be a complete description of the amendment and restatement of the Policy and is qualified in its entirety by reference to the copy of the Amended and Restated Non-Employee Director Compensation Policy, which is being filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1    Amended and Restated Non-Employee Director Compensation Policy.
99.1    Press Release issued by Zendesk, Inc., dated April 30, 2019.
99.2    Letter to Shareholders, dated April 30, 2019.
99.3    April 2019 Update, dated April 30, 2019.
Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Non-Employee Director Compensation Policy.
99.1	Press Release issued by Zendesk, Inc., dated April 30, 2019.
99.2	Letter to Shareholders, dated April 30, 2019.
99.3	April 2019 Update, dated April 30, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Zendesk, Inc.
(Registrant)

By:	/s/ Elena Gomez
Elena Gomez
Chief Financial Officer (Principal Financial and Accounting Officer)
April 30, 2019